                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

          This First Amendment to Stock Purchase Agreement (this "Amendment") is made and entered into as of October _, 1999 (the "Effective Date"), by and among Finantra Capital, Inc., a Delaware corporation ("Finantra"), Travelers Acquisition Corporation, a Florida corporation (the "Buyer"), the Shareholders whose names appear on the signature pages attached hereto (the "Sellers") and Travelers Investment Corporation, a California corporation (the "Corporation"). Terms with initial capital letters used in this Amendment and not otherwise defined herein shall have the same meanings set forth in the Agreement.

                                    RECITALS

          A. Finantra, the Buyer, the Sellers and the Corporation entered into a Stock Purchase Agreement (the "Agreement"), pursuant to which the Buyer is to purchase from the Sellers, and the Sellers are to sell to the Buyer, all of the issued and outstanding common stock of the Corporation.

          B. Finantra, the Buyer, the Sellers and the Corporation now wish to amend the Agreement to reflect certain modifications made, and additional provisions added, as a result of continued negotiations between the parties.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Modifications to Agreement: The Agreement is hereby amended and modified as follows:

             1.1 Section 2.6 of the Agreement shall be deleted in its entirety and replaced with the following:

         "Closing Date" shall mean the date on which the Closing occurs; provided, however, that for operations and financial reporting purposes only, the Closing Date shall be September 30, 1999.

             1.2 Section 4.2.1 of the Agreement shall be deleted in its entirety and replaced with the following:

         Sources of Cash Due at Closing: The cash due at Closing shall be derived by the Buyer utilizing Debt obtained from Finova Capital Corporation and BHC Interim Funding, L.P. (collectively, the "Senior Lender") who will secure the Debt at their option with joint or separate superior liens on the tangible and intangible assets of the Corporation and Subsidiaries and such other forms of collateral which the Senior Lender deems appropriate and necessary including but not limited to a pledge of the Shares of the common stock in the Corporation and/or Subsidiaries. Subject to the provisions of Section
         10.5 hereof, the Sellers agree that the Debt of the Senior Lender shall be superior to the Notes and their security and the Sellers agree to execute all documentation reasonably required by Senior Lender confirming the subordinate nature of the Notes, including Subordination Agreements in a form acceptable to the Sellers. The balance of the cash due at Closing shall be cash from the Buyer. "Debt" shall mean financing provided by the Senior Lender to fund the purchase of the Corporation's stock or its ongoing operations. Prior to the Closing Date, the Buyer shall provide the Sellers with operating projections that demonstrate the Buyer's ability to repay the Debt and the Notes.


             1.3 Section 4.3 of the Agreement shall be deleted in its entirety and replaced with the following:

         Purchase Price Adjustment. The Purchase Price for the Shares shall be adjusted upward on a dollar-for-dollar basis to the extent the stockholders' equity of the Corporation as of September 30, 1999 (the "September 30 Stockholders' Equity") exceeds Twelve Million One Hundred Twenty-Eight Thousand Two Hundred Eighty-One Dollars ($12,128,281) and downward on a dollar-for-dollar basis to the extent the September 30 Stockholders' Equity is below Twelve Million One Hundred Twenty-Eight Thousand Two Hundred Eighty-One Dollars ($12,128,281). The determination of September 30 Stockholders' Equity shall be made by Deloitte & Touche LLP, the outside independent accountants of the Corporation ("Deloitte"), in accordance with GAAP consistently applied with the 1998 year end audit of the Corporation's financial statements. The determination shall be made within sixty (60) days of the Closing Date. In arriving at such determination no adjustment to reserves for the items mentioned in Section 18.1.3 shall be made as the parties intend to separately deal with those matters as indicated in that section. Deloitte's determination shall be deemed final and binding upon each of the parties hereto. Any upward adjustment to the Purchase Price made pursuant to this Section 4.3 shall first be offset against any indemnification claim made by the Buyer or Finantra pursuant to
         Section 18.1. Any downward adjustment to the Purchase Price shall be offset against the next ensuing principal payments on the Notes and shall be subject to the limitations set forth in Section 18.7

             1.4 Section 10.4 of the Agreement shall be deleted in its entirety and replaced with the following:

         Minimum Stockholders' Equitv: During the Note Period, Finantra shall at all times maintain stockholders' equity, as determined in accordance with GAAP, of at least Eleven Million Five Hundred Thousand Dollars ($11,500,000.00). Failure to meet this threshold amount at all times during the Note Period shall constitute a material default under the Notes, and Finantra shall provide prompt written notice of such default to each Seller. During the Note Period, (i) each of the Buyer and Finantra shall deliver to each Seller annual, quarterly and monthly financial statements, and (ii) Finantra shall deliver to each Seller any Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by it with the SEC.

             1.5 Immediately following Section 10.4 of the Agreement, a new
Section 10.5 shall be added thereto, which shall consist of the following:

         10.5 Cap on Senior Lender Debt. During the Note Period, the Buyer shall not cause or permit the outstanding principal amount of any debt owing from Buyer to Senior Lender to exceed at any time the aggregate sum of $30,000,000.00 (the "Senior Lender Debt Cap"). The Senior Lender Debt Cap shall be increased on a dollar-for-dollar basis by the amount of any prepayment made by the Buyer against the aggregate principal amount of the Notes, which prepayment if made shall be applied on a pro rata basis to all of the Notes.

             1.6 Section 15 of the Agreement shall be deleted in its entirety and replaced with the following:

         CLOSING: The Closing of this transaction shall take place at the offices of Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway, Suite 2600, San Diego, California 92101, at 10:00 a.m. on October 29, 1999.

             1.7 Section 17.2 of the Agreement shall be deleted in its entirety and replaced with the following:

         by the Buyer or Sellers, if the Closing shall not have taken place on or before October 29, 1999, provided, however, that the right to terminate this Agreement under this provision shall not be available to any Party whose failure to fulfill any obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

             1.8 Section 18.1.3 of the Agreement shall be deleted in its entirety and replaced with the following:

         The Corporation's dispute with the Maryland Consumer Protection Division regarding payments received by the Corporation under certain contracts it purchased from Interlink Travel Network, Inc., or the default on the Corporation's leases by Scrub-a-Club, Inc.; provided, however, that the indemnification obligations of the Sellers under this
         Section 18.1.3 shall be limited (i) to the extent to which the applicable Losses exceed the amount reserved on the Corporation's Financial Statements in relation to such Losses as of the Closing Date, and (ii) by the applicable provisions of and handled pursuant to
         Section 18.7; but provided, further, that any amount by which such reserves exceed such Losses shall be deemed an adjustment to the Purchase Price and distributed to the Sellers, in accordance with their pro rata ownership of the Shares set forth on Schedule 3, concurrently with the Buyer's final payment on the Notes. The applicable Losses and the excess by which such reserves exceed such Losses shall be determined by Deloitte, in accordance with GAAP, as of the date 23 months following the Closing Date. The adjustments to purchase price provided for herein shall be netted against adjustments to purchase price, if any, attributable to the provisions of Section 4.3.

             1.9 Section 18.8 of the Agreement shall be deleted in its entirety and replaced with the following:

         Indemnification Pavment Adjustments. Any payments made under this
         Section 18 shall be net of related tax effects, taking into account any deductions available to the indemnified party for their payment or accrual of the loss amount, and net of insurance proceeds received or to be received by the indemnified party on account of such indemnification claim. The parties shall diligently submit claims and pursue recovery of any Losses covered or potentially covered by the past or present insurance policies of Sellers, the Corporation or Buyer, as appropriate.

             1.10 Section 22.1 of the Agreement shall be deleted in its entirety and replaced with the following:

         The Sellers and the Buyer acknowledge and understand that the Corporation's "S" corporation status terminated, and beneficial ownership ofthe Shares was transferred, effective as of September 30, 1999. Immediately prior to September 30, 1999, the Corporation shall have declared a dividend to each Seller (the "Closing Dividend") in an amount equal to (a) that portion of the Corporation's income attributed to such Seller during the period commencing on January 1, 1999 and ending on September 30, 1999 (the "Short Tax Year"), less (b) the amount of any dividends declared by the Corporation and paid to such Seller during the Short Tax Year. The Closing Dividend shall be calculated and paid by the Corporation no later than one month following the Closing Date. The declaration of the Closing Dividend by the Corporation pursuant to this Section 22.1 shall not cause the September 30 Stockholders' Equity to fall below Twelve Million One Hundred Twenty-Eight Thousand Two Hundred Eighty-One Dollars ($12,128,281).

             1.11 Section 22.2 of the Agreement shall be deleted in its entirety and replaced with the following:

         Following the Closing, the Buyer and the Corporation shall provide to the Sellers' accountants, without charge, such information from the Corporation's books and records as may be reasonably necessary for the preparation of such Sellers' tax returns for the Short Tax Year (the "Short Year Tax Returns"). Each Seller shall be solely responsible for his or her own accountants fees and costs incurred in preparing such Short Year Tax Returns and any tax shown to be due thereon. All expenses of the Corporation shall be determined as if its taxable year closed on September 30, 1999.

             1.12 Section 22.4 of the Agreement shall be deleted in its entirety and replaced with the following:


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

         Certain of the Sellers are nonresidents of California. The Corporation and such Sellers have heretofore entered into agreements at the request of such nonresident Sellers pursuant to which such nonresident Sellers have executed a group nonresident return election on FTB Form 3865 or its equivalent, and pursuant thereto the Corporation prepares and files group nonresident estimated tax returns (FTB Form 540-ES or its equivalent) and group nonresident tax returns on behalf of each Nonresident Seller (FTB Form 540 NR or its equivalent). In keeping with this prior practice, the Corporation pays the taxes shown out of funds withheld from nonresident Sellers. The Buyer and the Corporation agree that the Corporation shall prepare and file a quarterly estimate group return for the calendar quarter ending on September 30, 1999 and a final group return for the year in which the Closing occurs and shall charge any tax due against the amounts next coming due to nonresident Sellers under the terms of the Notes.

         2. Other Provisions Unmodified. Except as expressly modified hereby, the rights, obligations and terms of the Agreement shall remain unmodified and in full force and effect. In the event of a conflict between the Amendment and the Agreement, the Amendment shall be controlling.

         3. Counterparts. This Amendment may be executed in several counterparts, and all so executed shall constitute an agreement, binding on all the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

                           [intentionallY left blank]

         IN WITNESS WHEREOF, this Amendment is made and entered into as of the Effective Date.

                          FINANTRA:

                              FINANTRA CAPITAL, INC., a Delaware corporation

                              By:
                                 ----------------------------
                                 Robert Press. Chairman

                          BUYER:

                              TRAVELERS ACQUISITION CORPORATION, a Florida corporation

                              By:
                                 ----------------------------
                                 Robert Press. Chairman

                          SELLERS:

                              ------------------------
                              TONY BRADA

                              ------------------------
                              LAURIE RRADA

                              DAVIS FAMILY TRUST

                              By:
                                  --------------------

                              ------------------------
                              CHARLES HAWK

                              ------------------------
                              W.F. HUBNER

        [Signature page to First Amendment to Stock Purchase Agreement]

                                    W.F. HUBNER VOTING TRUST FBO
                                    GLENN BARTH

                                    By:
                                       ------------------------

                                    W.F. HUBNER VOTING TRUST FBO
                                    JAMES HOPPIN

                                    By:
                                       ------------------------

                                    ---------------------------
                                    ALANA McMAINS

                                    ---------------------------
                                    AMBER McMAINS

                                    McMAINS CHILDREN'S TRUST

                                    By:
                                       ------------------------

                                    ---------------------------
                                    RAY SCURLOCK

                                    ---------------------------
                                    MARJORIE SCURLOCK


                                    RODNEY & INGEBORG G. SEARS
                                    FAMILY TRUST

                                    By:
                                       ------------------------

                                    ---------------------------
                                    GISELA SUTTER

                                    ---------------------------
                                    RONALD THOMPSON

                  [Signature page to Stock Purchase Agreement]

                                    EARL R. & LORI M. WILSON FAMILY
                                    TRUST

                                    By:
                                       ------------------------
                                       PERRY WILSON

                                    By:
                                       ------------------------
                                       Mary Wilson, Special Administrator of the
                                       Estate of Perry Wilson

                                    THE ROSIE LEE WILSON-CHEEVER FAMILY
                                    TRUST

                                    By:
                                       -------------------------

                                    THE SHEILA RAE WILSON FAMILY TRUST

                                    By:
                                       -------------------------

                                    WILSON TRUST DTD 3/23/95 (RAY WILSON)

                                    By:
                                       --------------------------

                             CORPORATION:

                                    TRAVELERS INVESTMENT CORPORATION, a
                                    California corooration

                                    By:
                                       --------------------------
                                       Chris Davis. President

                  [Signature page to Stock Purchase Agreement]



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